EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendement No. 2 to the Registration Statement of Innovative Card Technologies, Inc. of Form SB-2 (No. 333-119814) of our report, dated June 18, 2004, (which includes an emphasis paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                              /s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                              ------------------------------------------
                              Los Angeles, California
                              January 28, 2005